Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-181020) and S-3/A (No. 333-185127) of NovaCopper Inc. of our reports dated January 29, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K for the year ended November 30, 2013.

/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia
January 29, 2014